DANIMER SCIENTIFIC, INC.

2020 LONG-TERM INCENTIVE PLAN

STOCK APPRECIATION RIGHTS AGREEMENT

Danimer Scientific, Inc. (the “Company”) has granted the Participant (named in Section 1 hereof) the number of stock appreciation rights (the “Award”) set forth in Section 1 (each, a “SAR” and collectively, the “SARs”) under the Danimer Scientific, Inc. 2020 Long-Term Incentive Plan (the “Plan”). Each SAR entitles the Participant to receive, upon exercise, an amount equal to the excess, if any, of (a) the Fair Market Value of a share of Common Stock on the date of exercise, over (b) the Exercise Price established by the Committee at the time of grant (the “Appreciation Value”), payable in shares of Common Stock in accordance with Section 4 of this Award Agreement except as otherwise provided in this Award Agreement or the Plan. The Award and the SARs granted hereunder shall be subject to the following terms and conditions (sometimes referred to as the “Award Agreement”) and the terms and conditions of the Plan as the same has been and may be amended from time to time.

1. Defined Terms. Terms used in this Award Agreement are defined elsewhere in this Award Agreement; provided, however, that capitalized terms used herein and not otherwise defined shall have the meaning set forth in the Plan. In addition, the following words and phrases used in this Award Agreement shall have the meanings specified:

(a)	The “Participant” is [Name of Participant].

(b)	The “Grant Date” is [Date of Grant].
(c)	The number of “SARs” subject to this Award shall be [Number of SARs].

(d)	The “Exercise Price” for each SAR shall be [Exercise Price].

(e)

The “Expiration Date” of the Award shall mean the earliest to occur of (i) the tenth anniversary of the Grant Date or (ii) the following dates, unless determined otherwise by the Committee: (x) if the Participant’s Termination Date occurs by reason of death, Disability or retirement (as defined the Committee), the one-year anniversary of such Termination Date; (y) if the Participant’s Termination Date occurs for reasons other than retirement (as defined by the Committee), death, Disability or Cause, the three-month anniversary of such Termination Date; or (z) if the Participant’s Termination Date occurs for reasons of Cause, the day preceding the Termination Date.

2. Vesting and Forfeiture of SARs and SAR Shares.

(a)

Unvested Award; Forfeiture. All SARs subject to the Award shall be unvested unless and until they become vested and exercisable in accordance with this Section 2. Except as otherwise provided by the Committee or this Award Agreement (including Section 2(c) and Section 2(d) hereof), any portion of the Award (and the SARs subject thereto) that is not vested and exercisable as of the Participant’s

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Termination Date shall be immediately forfeited and the Participant shall have no further rights under or with respect to the Award or to any of the SARs subject thereto.

(b)

General Vesting Rules. Subject to the terms and conditions of this Award Agreement (including Section 2(c) and Section 2(d) hereof), the Award shall become vested and exercisable with respect to an installment of SARs thereof (each, an “Installment”) as of the “Vesting Date” set forth below, provided, in any case, that the Participant’s Termination Date has not occurred prior to the applicable Vesting Date.

INSTALLMENT OF SARS	VESTING DATE

(c)	Special Vesting Rules. None.

(d)

Limitations on Exercise. The Participant may only exercise any Installment of the Award to the extent it is vested and exercisable. In no event shall any portion of the Award be exercisable after the Expiration Date. Notwithstanding any other provision of this Award Agreement (other than the provisions of Section 2(a)), no portion of the Award shall become vested and exercisable after the Participant’s Termination Date except to the extent that it is vested and exercisable as of the Participant’s Termination Date.

3. Exercise. Subject to this Award Agreement and the Plan, on and after a Vesting Date, the Award may be exercised, in whole or in part with respect to the number of SARs which have become vested and exercisable pursuant to Section 2 above by filing a written notice with the Committee in accordance with rules and procedures established by the Committee; provided, however, that in no event will the Award (or any portion thereof) be exercisable after the Expiration Date. To exercise any Installment of the Award, the Participant (or in the case of exercise after the Participant's death or incapacity, the Participant's executor, administrator, heir or legatee, as the case may be) must deliver to the Committee a notice which sets forth the number of SARs with respect to which the Award is being exercised, and also satisfy whatever other then-current procedures apply to the Award and must contain such representations as the Company requires. If someone other than the Participant exercises the Award, then such person must submit documentation reasonably acceptable to the Company verifying that such person has the legal right to exercise the Award. The applicable portion of the Award being exercised shall be deemed to be so exercised on the business day that the Company receives a fully executed exercise notice. If the notice is received after business hours on such date, then the Award shall be deemed to be exercised on the business date immediately following the business date such notice is received by the Company.

4. Settlement.

(a)
Shares Issuable upon Exercise of Award. Upon a valid exercise of the Award, the Participant shall be entitled to receive a number of shares of Common Stock determined by dividing (i) (1) the total number of SARs then being exercised, multiplied by (2) the Appreciation Value of a SAR on the date of exercise, by (ii) the Fair Market Value of one share of Common Stock on the date of exercise.

(b)
Certificates; Cash in Lieu of Fractional Shares. To the extent that the Plan or this Award Agreement provides for issuance of certificates in connection with the exercise of the Award, the transfer of such shares may be effected on a non-certificated basis, to the extent not prohibited by applicable law or the rules of any securities exchange or similar entity. In lieu of issuing a fraction of a share of Common Stock pursuant to the Plan or this Award Agreement, the Company may pay to the Participant an amount equal to the Fair Market Value of such fractional share.

5. Option to Settle in Cash. To the extent provided by the Committee in its sole discretion, the exercise of SARs under this Award may be settled in cash rather than in shares of Common Stock, in whole or in part, as more particularly provided in the Plan.

6. Withholding. All deliveries and distributions under this Award Agreement are subject to withholding of all applicable taxes and the Company may require as a condition precedent to the issuance or transfer of any shares of Common Stock or payment of cash in settlement of an exercise of the Award that the Participant make such arrangements to the satisfaction of the Committee for the satisfaction of any federal, state or local withholding tax obligations that may arise. At the election of the Participant, and subject to such rules and limitations as may be established by the Committee from time to time, such withholding obligations may be satisfied through the surrender of shares of Common Stock which the Participant already owns, or to which the Participant is otherwise entitled to receive under this Award Agreement upon an exercise of the Award; provided, however, that such shares may be used to satisfy not more than the Company’s maximum statutory withholding obligation (based on maximum statutory withholding rates for Federal and state tax purposes, including payroll taxes).

7. Transferability. Except as otherwise provided by the Committee, neither the Award nor the SARs may be sold, assigned, transferred, pledged or otherwise encumbered prior to the date on which shares of Common Stock are transferred to the Participant in connection with a due exercise of the Award except, as provided by the Committee, pursuant to a qualified domestic relations order.

8. Heirs and Successors. This Award Agreement shall be binding upon, and inure to the benefit of, the Company and its successors and assigns, and upon any person acquiring, whether by merger, consolidation, purchase of assets or otherwise, all or substantially all of the Company’s assets and business. If any benefits deliverable to the Participant under this Award Agreement have not been delivered at the time of the Participant’s death, such benefits shall be delivered to the Participant’s estate.

9. Miscellaneous.

(a)

Securities Law Requirements. Notwithstanding any other provision of this Award Agreement, the Company shall have no liability to make any distribution of Common Stock under this Award Agreement unless such delivery or distribution would comply with all applicable laws. In particular, no shares will be delivered to a Participant unless, at the time of delivery, the shares qualify for exemption from, or are registered pursuant to, applicable federal and state securities laws.

(b)

Administration. The authority to manage and control the operation and administration of this Award Agreement shall be vested in the Committee, and the Committee shall have all powers with respect to this Award Agreement as it has with respect to the Plan. Any interpretation of this Award Agreement by the Committee and any decision made by it with respect to this Award Agreement is final and binding on all persons.

(c)

Plan Governs. Notwithstanding anything in this Award Agreement to the contrary, this Award Agreement shall be subject to the terms of the Plan, a copy of which may be obtained by the Participant from the office of the Secretary of the Company and this Award Agreement is subject to all interpretations, amendments, rules and regulations promulgated by the Committee from time to time pursuant to the Plan.

(d)

Adjustments to Shares. In the event of a corporate transaction involving the Company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination or exchange of shares), the Committee shall adjust the Award to preserve the benefits or potential benefits thereof by adjusting the number and kind of SARs subject to the Award and the Exercise Price for each SAR. Nothing herein is intended to limit the Committee’s discretion to make adjustments pursuant to the terms of the Plan (or any successor thereto).

(e)

Not An Employment Contract. The Award will not confer on the Participant any right with respect to continuance of employment or other service with the Company or any Related Company, nor will it interfere in any way with any right the Company or any Related Company would otherwise have to terminate or modify the terms of such Participant’s employment or other service at any time. The Participant and the Participant’s beneficiary shall not have any rights (including voting rights or dividend rights) with respect to Common Stock issuable upon exercise of the Award prior to the date on which the shares of Common Stock are issued and registered in the name of the Participant.

(f)

Governing Law. The validity, construction and effect of this Award Agreement shall be determined in accordance with the laws of the State of Delaware, without giving effect to choice of law provisions, and applicable federal law.

(g)

Notices. Any written notices provided for in this Award Agreement shall be in writing and shall be deemed sufficiently given if either hand delivered to (or in accordance with directions provided by) the Secretary of the Company or otherwise if sent in accordance with the terms of the Plan.

(h)

Amendment. This Award Agreement may be amended in accordance with the provisions of the Plan, and may otherwise be amended by written agreement of the Participant and the Company without the consent of any other person.

(i)

Severability. The terms or conditions of this Award Agreement shall be deemed severable and the invalidity or unenforceability of any term or condition hereof shall not affect the validity or enforceability of the other terms and conditions set forth herein.

(j)	Counterparts. This Award Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same instrument.

ACCEPTED	DANIMER SCIENTIFIC, INC.

By:
Participant:		Name:
Title: